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                                                                  EXHIBIT 10.6.3




                                    AMFM INC.

                               SECOND AMENDMENT TO
                         CHANCELLOR BROADCASTING COMPANY
                                STOCK AWARD PLAN

         THIS SECOND AMENDMENT TO THE CHANCELLOR BROADCASTING COMPANY STOCK AWARD PLAN (this "Amendment") is made and adopted by AMFM Inc., a Delaware corporation (the "Company"), effective as of July 5, 2000.

                                    RECITALS

         WHEREAS, the Company is the successor in interest to the obligations of Chancellor Broadcasting Company under the Chancellor Broadcasting Company Stock Award Plan (the "Plan");

         WHEREAS, in contemplation of the consummation of the merger (the "Clear Channel Merger") of CCU Merger Sub, Inc., a wholly-owned subsidiary of Clear Channel Communications, Inc., a Texas corporation, with and into the Company, the Board of Directors of the Company approved this Amendment to amend the terms and provisions of the Plan; and

         WHEREAS, any capitalized term used herein, and not otherwise defined herein, shall have the meaning set forth in the Plan.

                                    AMENDMENT

         NOW, THEREFORE, the Plan is amended as follows:

         1. Section 7(c) of the Plan is amended and restated in its entirety to read as follows:

                  (c) Vesting. Subject to the provisions of Sections 7(g), the Committee shall, in its sole discretion, determine a vesting schedule upon which each Stock Option shall become exercisable and remain exercisable; provided, however, that if the Committee does not determine such vesting schedule, such Stock Option shall become exercisable as follows: 20 percent on the first anniversary of the date of grant and the remaining 80 percent shall vest pro rata on a monthly basis over the four-year period following the first anniversary of the date of grant.

         2. Section 7(g) of the Plan is amended by adding the following sentence immediately after the last sentence thereof:

         Anything in the Plan or the terms of any Stock Option to the contrary notwithstanding, with respect to any Stock Options outstanding immediately after the


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         Clear Channel Merger, if on or before the second anniversary of the
         Clear Channel Merger (i) the employment of any recipient of a Stock Option pursuant to the Plan is terminated for any reason other than for death, disability or cause, or (ii) an employee recipient of a Stock Option pursuant to the Plan resigns after any action by the Company or any parent or subsidiary of the Company which results in a material diminution in the position, compensation, authority, duties or responsibilities of such employee or requires the employee to relocate to another city which is more than 50 miles from the employee's then current location of employment, then the Stock Options of such participant shall vest and become fully exercisable and such participant shall have the right to exercise his or her Stock Options for the full amount of shares underlying the Stock Options until the termination of the Stock Options in accordance with their terms without regard, however, to any termination of employment provisions contained therein.

         3. Section 9(c) of the Plan is amended and restated in its entirety to read as follows:

                  (c) If a Nonemployee Director ceases to be a director of the Company for any reason other than due to death or disability, each Initial Director Stock Option shall remain exercisable only for the three-month period following the date the Nonemployee Director ceases to be a director of the Company; provided, however, that anything in the Plan or the terms of any Initial Nonemployee Stock Option to the contrary notwithstanding, any Initial Nonemployee Stock Option held by a participant who held office as a Nonemployee Director on or after October 2, 1999, shall vest and become fully exercisable at the effective time of the Clear Channel Merger or at such earlier time as such participant no longer holds office as a Nonemployee Director by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and such participant shall have the right to exercise such Initial Nonemployee Stock Option for the full amount of the shares underlying the Initial Nonemployee Stock Option until the termination of the Initial Nonemployee Stock Option in accordance with its terms, without regard, however, to any provisions contained therein that otherwise would have the effect of terminating the Initial Nonemployee Stock Option prior to the expiration of the full term thereof.

         4. Except as expressly set forth herein, the Plan shall remain in full force and effect without further amendment or modification.

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         IN WITNESS WHEREOF, the Company, acting by and through its officer hereunto duly authorized, has executed this Amendment effective as of the date first written above.


                                       AMFM INC.


                                       By:         /s/ W. Schuyler Hansen
                                                -------------------------
                                       Name:    W. Schuyler Hansen
                                       Title:   Senior Vice President and
                                                Chief Accounting Officer




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